UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2014 (May 12, 2014)

Lightwave Logic, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-52567	82-049-7368
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1831 Lefthand Circle, Suite C, Longmont, CO	80501
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (720) 340-4949

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Officers; Compensatory Arrangements of Certain Officers

On May 12, 2014 the registrant’s Board of Directors appointed George Lauro to the registrant’s Board of Directors to fill the vacancy created by a newly created directorship on the Board of Directors.  Mr. Lauro’s term as a member of the registrant’s Board of Directors will commence on May 12, 2014 and continue until the next annual stockholder’s meeting or until his successor is duly appointed.

There are no arrangements or understandings between Mr. Lauro and any other persons pursuant to which he was appointed as a member of the registrant’s Board of Directors. Mr. Lauro has not been named to any specific committee of the Board of Directors at this time, but he is expected to be named to the registrant’s Operations Committee in the future.

In exchange for serving on the registrant’s Board of Directors, pursuant to a written agreement dated May 12, 2014, Mr. Lauro received an option to purchase up to two hundred thousand (200,000) shares of common stock of the registrant at the exercise price of $.763 per share.  The options vest as follows: (i) fifty thousand (50,000) options shall vest on May 12, 2014; and (ii) the remaining options shall vest in three (3) equal annual installments of fifty thousand (50,000) options per year commencing on the 1st day of each one year anniversary of the Director Agreement. All of the options shall expire on May 11, 2014.

Since 2009, Mr. Lauro has served as Founder/Partner of Alteon Capital Partners, a Venture Capital Advisory firm. Mr. Lauro has 25 years of experience as a technology entrepreneur, operating executive and venture capitalist. He was a Managing Director at Wasserstein Perella, and head of West Coast technology investing.  He has led and syndicated 18 private equity financing rounds and control deals, raising over $100M equity financing for portfolio companies and completed over $1 billion in M&A transactions.

Mr. Lauro began his career in the hi-tech industry holding positions primarily focused on the commercialization of emerging technologies.  He served as the Director of Technology Commercialization at IBM where he was responsible for transitioning technologies from research labs to the market.   Also, he was the Director of New Business Development for Motorola.  Mr. Lauro has previously served on numerous corporate boards of both public and private technology companies. Mr. Lauro holds a B.S. in Electrical Engineering from Brown University, a MBA from Wharton School – University of Pennsylvania, and he participated in aeronautical engineering graduate studies at MIT.

The registrant has not entered into any transactions with Mr. Lauro that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Exchange Act.

Item 9.01

Financial Statements and Exhibits

Exhibit No.

Description

10.1

Director Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTWAVE LOGIC, INC.

By:	/s/ James S. Marcelli
James S. Marcelli, President

Dated: May 15, 2014